UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously disclosed, the assets and businesses of Albemarle Corporation (the “Company”) will be realigned effective January 1, 2014, for the purposes of increasing customer focus, improving efficiency, enhancing innovation and accelerating growth for the Company. The realignment will result in the Company operating with two global business units (GBUs): the Performance Chemicals GBU, which will include Fire Safety Solutions, Specialty Chemicals and Fine Chemistry Services, and the Catalyst Solutions GBU, which will include Refinery Catalyst Solutions, Performance Catalyst Solutions and Antioxidants.

As part of this effort, the Company committed to a workforce reduction plan on October 7, 2013. The plan will result in a reduction of approximately 230 employees worldwide. The reduction is being communicated to affected employees on various dates within the months of November and December of 2013, and all such notifications are expected to be completed by December 31, 2013. Employees who are separated, either voluntarily or involuntarily, will generally receive separation benefits that include a lump sum payment based on earnings and length of service, subject to conditions that may apply in certain jurisdictions based on local labor regulations and/or negotiation. The workforce reduction will be substantially completed by the end of the first quarter of 2014.

The Company will record expenses for termination benefits related to the workforce reduction in the fourth quarter of 2013 in accordance with ASC Topic 420, Exit or Disposal Cost Obligations. The Company estimates that it will incur an aggregate of approximately $30 million to $35 million of cash expenses associated with such employee termination benefits (inclusive of $15 million to $20 million of voluntary separation expenses previously disclosed) in the first quarter of 2014. The Company does not anticipate a significant reduction in future operating expenses as a result of the workforce reduction because the Company plans to redeploy resources to research and development, sales and business development in support of its strategic objectives to more rapidly develop and commercialize new applications for bromine, protect and grow the Company’s flame retardants business and more aggressively expand its catalyst business into new markets.

Item 7.01	Regulation FD Disclosure.

On December 18, 2013, the Company issued a press release regarding its expected earnings for the fourth quarter ended December 31, 2013. A copy of this release is being furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 of this Current Report on Form 8-K includes the non-GAAP financial measure of diluted earnings per share, excluding special items. Management believes this non-GAAP measure provides useful supplemental information to assess the Company’s operating performance and financial position. The inability to predict the amount of future special items makes a detailed reconciliation impracticable.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated December 18, 2013, issued by the Company.

Note on Forward-looking Statements

Items 2.05 and 7.01 of this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that give the Company’s current expectations or forecasts of future events. These include statements regarding the anticipated future earnings, charges and cash expenditures related to the workforce reductions described above. Although we believe the expectations, intentions and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed, including the financial impact of our workforce reduction plan. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this Current Report, and we undertake no obligation to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: December 18, 2013	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate & Government Affairs, and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release, dated December 18, 2013, issued by the Company.